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                                                                     EXHIBIT 5.1


[VEDDER PRICE LETTERHEAD]                VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

                                         222 NORTH LASALLE STREET

                                         CHICAGO, ILLINOIS 60601-1003

                                         312-609-7500

                                         FACSIMILE: 312-609-5005


                                                                October 28, 2004


Calamos Asset Management, Inc.
1111 E. Warrenville Road
Naperville, Illinois 60563

Ladies and Gentlemen:

     We have acted as counsel to Calamos Asset Management, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 10,000,0000 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), reserved for issuance under the Calamos Asset Management, Inc. Incentive Compensation Plan (the "Plan").

     In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, (iv) the Amended and Restated Bylaws of the Company, and (v) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, we are of the opinion that the 10,000,000 shares of Class A Common Stock of the Company, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware.



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     We hereby consent to use of this opinion as an exhibit to the Registration
Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                     Very truly yours,

                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.